EXHIBIT 25
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

      A NATIONAL BANKING ASSOCIATION                      36-0899825
                                                      (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

    ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS          60670-0126
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               NGC CORPORATION
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

      DELAWARE                                        75-2386657
 (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

  13430 NORTHWEST FREEWAY
  SUITE 1200
  HOUSTON, TEXAS                                        77040
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                               DEBT SECURITIES
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (A)   NAME AND ADDRESS OF EACH EXAMINING OR
            SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (B)   WHETHER IT IS AUTHORIZED TO EXERCISE
            CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificates of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 3rd day of September, 1996.

               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               By  /s/ John R. Prendiville
                  John R. Prendiville
                  Vice President

* EXHIBIT 1, 2 AND 3 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418). EXHIBIT 4 IS HEREIN INCORPORATED BY REFERENCE TO THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS
EXHIBIT 25.2 TO THE REGISTRATION STATEMENT ON FORM S-3 OF JOHN DEERE CAPITAL CORPORATION, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1996 (REGISTRATION NO. 333- 10561).

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
                                                                       EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT

                                                     September 3, 1996

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

  In connection with the qualification of an indenture between NGC Corporation and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                             Very truly yours,

                             THE FIRST NATIONAL BANK OF CHICAGO

                        By    /s/ John R. Prendiville
                              John R. Prendiville
                              Vice President

                                                                       EXHIBIT 7

Legal Title of Bank:                         The First National Bank of Chicago
Address:                                     One First National Plaza, Ste 0460
City, State  Zip:                            Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

                                  Call Date: 06/30/96  ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                       Dollar Amounts in                 C400      [-
                                                                           Thousands          RCFD   BIL MIL THOU
                                                                       -----------------      ----   ------------  ---
ASSETS
1. Cash and balances due from depository institutions (from Schedule
   RC-A):
   a. Noninterest-bearing balances and currency and coin(1) ........                           0081    3,572,641   1.a.
   b. Interest-bearing balances(2) .................................                           0071    6,958,367   1.b.
2. Securities
   a. Held-to-maturity securities(from Schedule RC-B, column A) ....                           1754            0   2.a.
   b. Available-for-sale securities (from Schedule RC-B, column D) .                           1773    1,448,974   2.b.
3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
   a. Federal Funds sold ...........................................                           0276    5,020,878   3.a.
   b. Securities purchased under agreements to resell ..............                           0277      918,688   3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from Schedule
   RC-C) ...........................................................   RCFD 2122 19,125,160                        4.a.160
   b. LESS: Allowance for loan and lease losses ....................   RCFD 3123    379,232                        4.b.
   c. LESS: Allocated transfer risk reserve ........................   RCFD 3128          0                        4.c.
   d. Loans and leases, net of unearned income, allowance, and
      reserve (item 4.a minus 4.b and 4.c) .........................                           2125   18,745,928   4.d.
5. Assets held in trading accounts .................................                           3545    9,599,172   5.
6. Premises and fixed assets (including capitalized leases) ........                           2145      623,289   6.
7. Other real estate owned (from Schedule RC-M)  ...................                           2150        8,927   7.
8. Investments in unconsolidated subsidiaries and associated
   companies (from Schedule RC-M) ..................................                           2130       57,280   8.
9. Customers' liability to this bank on acceptances outstanding ....                           2155      632,259   9.
10. Intangible assets (from Schedule RC-M) .........................                           2143      156,715   10.
11. Other assets (from Schedule RC-F) ..............................                           2160    1,592,088   11.
12. Total assets (sum of items 1 through 11) .......................                           2170   49,335,206   12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:                         The First National Bank of Chicago
Address:                                     One First National Plaza, Ste 0460
City, State  Zip:                            Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

                                  Call Date: 06/30/96  ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-2

SCHEDULE RC-CONTINUED                                                                      Dollar Amounts in
                                                                                  Thousands                BIL MIL THOU
                                                                              -------------------  --------------------------------
LIABILITIES
13. Deposits:
   a. In domestic offices (sum of totals of columns A and C
      from Schedule RC-E, part 1) ............................................                     RCON 2200   16,878,870  13.a.
      (1) Noninterest-bearing(1) .............................................RCON 6631 7,855,880                          13.a.(1)
      (2) Interest-bearing ...................................................RCON 6636 9,022,990                          13.a.(2)
   b. In foreign offices, Edge and Agreement subsidiaries, and
      IBFs (from Schedule RC-E, part II) .....................................                     RCFN 2200   12,677,057  13.b.
      (1) Noninterest bearing ................................................RCFN 6631                           766,936  13.b.(1)
      (2) Interest-bearing ...................................................RCFN 6636 11,910,121                         13.b.(2)
14.Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
   a. Federal funds purchased ................................................                     RCFD 0278   1,318,968   14.a.
   b. Securities sold under agreements to repurchase .........................                     RCFD 0279   1,197,589   14.b.
15. a. Demand notes issued to the U.S. Treasury ..............................                     RCON 2840     104,546   15.a.
   b. Trading Liabilities ....................................................                     RCFD 3548   6,431,784   15.b.
16. Other borrowed money:
   a. With original maturity of one year or less .............................                     RCFD 2332   4,437,636   16.a.
   b. With original  maturity of more than one year ..........................                     RCFD 2333      75,308   16.b.
17. Mortgage indebtedness and obligations under capitalized
   leases ....................................................................                     RCFD 2910     283,041   17.
18. Bank's liability on acceptance executed and outstanding ..................                     RCFD 2920     632,259   18.
19. Subordinated notes and debentures ........................................                     RCFD 3200   1,275,000   19.
20. Other liabilities (from Schedule RC-G) ...................................                     RCFD 2930     892,947   20.
21. Total liabilities (sum of items 13 through 20) ...........................                     RCFD 2948  46,205,005   21.
22. Limited-Life preferred stock and related surplus .........................                     RCFD 3282       0       22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ............................                     RCFD 3838       0       23.
24. Common stock .............................................................                     RCFD 3230     200,858   24.
25. Surplus (exclude all surplus related to preferred stock) .................                     RCFD 3839   2,349,164   25.
26. a. Undivided profits and capital reserves ................................                     RCFD 3632     584,878   26.a.
   b. Net unrealized holding gains (losses) on available-for-sale
      securities .............................................................                     RCFD 8434      (3,951)  26.b.
27. Cumulative foreign currency translation adjustments ......................                     RCFD 3284        (748)  27.
28. Total equity capital (sum of items 23 through 27) ........................                     RCFD 3210   3,130,201   28.
29. Total liabilities, limited-life preferred stock, and equity
   capital (sum of items 21, 22, and 28) .....................................                     RCFD 3300  49,335,206   29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during 1995
     RCFD 6724 . .... N/A  M.1.

1 = Independent audit of the bank conducted in accordance 4. = Directors' examination of the bank performed by other with generally accepted auditing standards by a certified external auditors (may be required by state chartering public accounting firm which submits a report on the bank authority)
2 = Independent audit of the bank's parent holding company 5 = Review of the bank's financial statements by external conducted in accordance with generally accepted auditing auditors standards by a certified public accounting firm which 6 = Compilation of the bank's financial statements by external submits a report on the consolidated holding company auditors (but not on the bank separately) 7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in 8 = No external audit work accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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